Exhibit 99.5

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 29, 2005, entered into by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation (“WFF”), as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), and LEXAR MEDIA, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Borrower and WFF, in its capacity as Agent and a Lender, previously entered into that certain Credit Agreement dated as of February 28, 2008, as amended by that certain First Amendment to Credit Agreement and Security Agreement dated as of March 9, 2005 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

B. The following Events of Default have occurred under the Credit Agreement (collectively, the “Known Existing Defaults”): (i) Borrower failed to deliver to Agent a Control Agreement with respect to the deposit account of Borrower described in Section 3.2(a)(iv) of the Credit Agreement; and (ii) Borrower is unable to deliver to Agent its annual financial statements for its fiscal year ending 2004 certified by independent certified public accountants without any qualifications as required pursuant to Section 5.3 of the Credit Agreement and item (c) of Schedule 5.3 to the Credit Agreement.

C. Borrower has requested that Agent and the Lender Group (i) waive the Known Existing Defaults and (ii) amend the Credit Agreement on the terms and conditions set forth herein.

D. Borrower is entering into this Amendment with the understanding and agreement that none of Agent’s and Lender Group’s rights or remedies as set forth in the Credit Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

(a) Section 3.2(a)(iv) of the Credit Agreement is hereby deleted.

(b) Section 6.1 of the Credit Agreement is hereby amended by (i) deleting the “and” appearing at the end of subsection (f) thereof, (ii) replacing the “.” appearing at the end of subsection (g) thereof with “, and”, and (iii) adding the following subsection (h) thereto:

“(h) unsecured Indebtedness in an aggregate principal amount of up to $70,000,000 to the extent such Indebtedness is incurred in connection with the issuance of convertible debt instruments issued, in an aggregate amount of up to $60,000,000 on or before April 15, 2005 and up to an additional $10,000,000 on or before June 15, 2005, in all cases bearing interest at a rate no higher than

7.0% per annum and on terms substantially similar to those set forth in Schedule 6.10(h) hereto or satisfactory to Agent.”

(c) The first sentence of Section 6.12 of the Credit Agreement is hereby amended and restated to read as follows:

“Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that neither Borrower nor any of its Domestic Subsidiaries shall have cash, Cash Equivalent or other Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $10,000 at any one time unless Borrower or its Domestic Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such cash, Cash Equivalent or other Permitted Investments in order to perfect (and further establish) the Agent’s Liens in such cash, Cash Equivalent or other Permitted Investments; provided, further, however, with respect to account number 005481061061 maintained by Borrower with Bank of America, N.A., Borrower may maintain such account and have cash in such account in an amount equal to or less than $50,000 at any one time without having a Control Agreement in place with respect to such account.”

2. Waiver of Known Existing Defaults. Agent and the Lenders hereby waive enforcement of their rights against Borrower arising from the Known Existing Defaults; provided, however, nothing herein shall be deemed a waiver with respect to any other or future failure of Borrower to comply fully with Sections 3.2(a) and 5.3 of the Credit Agreement (as amended or modified by this Amendment). This waiver shall be effective only for the specific defaults comprising the Know Existing Defaults, and in no event shall this waiver be deemed to be a waiver of enforcement of Agent’s or any other member of the Lender Group’s rights with respect to any other Defaults or Events of Default now existing or hereafter arising. Nothing contained in this Amendment nor any communications between Borrower and Agent or any other member of the Lender Group shall be a waiver of any rights or remedies Agent or the Lender Group has or may have against Borrower, except as specifically provided herein. Except as specifically provided herein, Agent and the Lender Group hereby reserve and preserve all of their rights and remedies against Borrower under the Credit Agreement and the other Loan Documents.

3. Release; Covenant Not to Sue.

(a) Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and the Lender Group, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of Borrower in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.”

Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b) Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by Borrower pursuant to the above release. If Borrower or any of its successors, assigns or other legal representations violates the foregoing covenant, Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

4. Accommodation Fee. In consideration of the agreements contained herein, Borrower hereby promises to pay to Agent, for the ratable benefit of the Lenders, a non-refundable accommodation fee in the amount of $20,000, which fee is fully-earned as of and due and payable on the date hereof (the “Accommodation Fee”).

5. Effectiveness of this Amendment. Agent must have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties and the Accommodation Fee before this Amendment is effective, whereupon this Amendment shall be deemed effective as of the date hereof.

6. Representations and Warranties. Borrower represents and warrants as follows:

(a) Authority. Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered by Borrower. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.

(c) Representations and Warranties. After giving effect hereto, the representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d) Due Execution. The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

(e) No Default. Other than the Known Existing Defaults, no event has occurred and is continuing that constitutes an Event of Default.

(f) No Duress. This Amendment has been entered into without force or duress, of the free will of Borrower. Borrower’s decision to enter into this Amendment is a fully informed decision and Borrower is aware of all legal and other ramifications of such decision.

(g) Counsel. Borrower has read and understands this Amendment, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

7. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York governing contracts only to be performed in that State.

8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

9. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Lender Group.

(c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lender Group under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

10. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

11. Estoppel. To induce Agent and Lender Group to enter into this Amendment and to continue to make advances to Borrower under the Credit Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against any Lender with respect to the Obligations.

12. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or Lender Group to waive any of their rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

LEXAR MEDIA, INC.,
a Delaware corporation

By:	/s/ Brian T. McGee
Name:	Brian T. McGee
Title:	CFO

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent and a Lender

By:	/s/ Jeff Royston
Name:	Jeff Royston
Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
a New York corporation

By:	/s/ Jeannette Behm
Name:	Jeannette Behm
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Ilene Silberman
Name:	Ilene Silberman
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Gary Whitaker
Name:	Gary Whitaker
Title:	Vice President

Schedule 6.10(h)

Terms of Permitted Convertible Debt Instruments

(see attached)

MARCH 2005

PRIVATE CONVERTIBLE TERM SHEET

STRICTLY PRIVATE AND CONFIDENTIAL

JP MORGAN

This presentation was prepared exclusively for the benefit and internal use of the JPMorgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by JPMorgan. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of JPMorgan.

Notwithstanding the foregoing (but subject to any applicable federal or state securities laws), JPMorgan and the Company may disclose to any and all persons, without limitation, the tax treatment and tax structure of any transaction contemplated hereby and all materials (including opinions or other tax analyses) relating thereto, so long as such disclosure is not made prior to the earlier of (x) public announcement of discussions relating to the transaction or of the transaction itself and (y) the execution of an agreement to enter into the transaction.

JPMorgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. JPMorgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.

JPMorgan is a marketing name for investment banking businesses of J.P. Morgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities Inc. and its banking affiliates. JPMorgan deal team members may be employees of any of the foregoing entities.

Indicative term sheet for Lexar Media

Private convertible notes offering

Issuer:	Lexar Media (NASDAQ “LEXR”)

Securities:	Senior Convertible Notes

Size:	$60 million principal amount plus Holder’s Option

Holder’s Option:

The Issuer shall grant Holders the right to purchase up to $10 million additional Notes for 60 days after issuance of the Notes. Issuer can require Holder’s to exercise the Holder’s Option if the last reported sale price of Issuer common stock has exceeded 125% of Conversion Price, subject to any adjustments, for at least 10 consecutive trading days. Holders will purchase such additional Notes at Issue Price plus accrued and unpaid interest.

Principal Amount:	$1,000.00 per Note

Issue Price:	$1,000.00 per Note

Maturity Date:	April 1, 2010

Interest:

[5.50 – 5.75]%; payable semi-annually in arrears in cash on April 1 and October 1 of each year, commencing October 1, 2005. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Ranking:

The Notes will be senior obligations of the Issuer and will rank equally with any present and future senior obligations of the Issuer. The Notes will be effectively junior to any secured obligations of the Issuer to the extent of the value of the assets securing such obligations.

Conversion Premium:	30% above closing stock price on March 29, 2005

Conversion Price:	$[ ]

Conversion Rate:	[ ]

Conversion Rights:

The Notes are convertible anytime at the option of the holder into shares of Issuer common stock at the Conversion Rate, which is equivalent to a Conversion Price of $[ ], subject to adjustment. In the event of a Fundamental Change, if and only to the extent Holders elect to convert their Notes, Holders will receive

■	A make-whole premium, equal to the approximate lost option time value, if any; plus
■	Accrued but unpaid interest, if any, up to but excluding the conversion date.

Optional Redemption by the Issuer:

Prior to April 1, 2008, the Notes will not be redeemable. On or after April 1, 2008, the Issuer may redeem the Notes at any time or from time to time in whole or in part, for cash at a redemption price equal to Principal Amount plus accrued and unpaid interest to but excluding the redemption date, so long as the last reported sale price of Issuer common stock has exceeded 175% of the Conversion Price, subject to any adjustments, for at least 20 trading days in the 30 consecutive trading days ending on the trading day prior to the date upon which the Issuer delivers the notice of redemption. Upon redemption, Issuer shall make a payment equal to the net present value of remaining scheduled interest payments until April 1, 2010.

Indicative term sheet for Lexar Media (continued)

Private convertible notes offering

Repurchase of the Notes by the Issuer at the Option of Holder upon a Fundamental Change:

If the Issuer becomes subject to a Fundamental Change, each holder of the Notes will have the right to require the Issuer to purchase for cash any or all of its Notes at a repurchase price equal to Principal Amount plus accrued and unpaid interest to but excluding the applicable repurchase date.

A “Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading.

A “Change of Control” means the occurrence of one or more of the following events:

■	Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of Issuer’s assets to any person or group of related person, other than to any of Issuer’s wholly-subsidiaries, as defined in Section 13(d) of the Exchange Act;
■	The approval by the holders of Issuer capital stock of any plan or proposal for liquiditation or dissolution;
■	Any person or group shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock; or
■	Any consolidation or merger by Issuer where persons who are beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of Issuer shares of voting stock immediately prior to such transaction no longer own at least a majority of the total voting power of the continuing or surviving corporation.

A Change of Control will not be deemed to have occurred in respect of any of the foregoing if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or event constituting the Fundamental Change consists of shares of capital stock or American Depostary Shares that are listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange.

A “Termination of Trading” means that Issuer common stock or other common stock into which the Notes are convertible is neither listed for trading on the NYSE or AMEX nor approved for listing on Nasdaq National Market or the NASDAQ Small Cap Market, and no other American Depositary Shares or similar instruments for such common stock or common stock are listed or approved for listing in the United States.

Anti-Dilution Adjustments:	Issuer will adjust the Conversion Rate of the Notes if any of the following events occur:
■	Issuer offers common stock as a dividend or distribution on Issuer common stock;
■	Issuer effects a stock split or stock combination;
■	Isuer offers certain rights or warrants to all or substantially all holders of Issuer common stock, the total acquisition cost of which (such cost being equal to the cost of such right or warrant, if any, plus the exercise or conversion price of such right or warrant, if any) is less than the price of the common stock on the record date for stockholders entitled to receive such rights and warrants, in which case the adjustment to the Conversion Rate shall be based upon the difference between the price of the common stock on such record date and the applicable total acquisition cost of such rights or warrants;
■	Issuer distributes shares of Issuer capital stock, evidence of indebtedness or assets to all or substantially all holders of Issuer common stock;
■	Issuer makes distributions consisting of cash to all or substantially all holders of Issuer common stock; or
■	Issuer or a subsidiary makes purchases of Issuer common stock pursuant to a tender or exchange offer for Issuer common stock at a purchase or exchange price, as applicable, that is greater than the purchase price of the common stock on the date that such exchange or acquisition is announced, in which case the adjustment shall be based upon the difference between the price of the common stock on the date of such announcement and the applicable purchase or exchange price.

Indicative term sheet for Lexar Media (continued)

Private convertible notes offering

Q Events of Default:	The following will be Events of Default under the Notes:
■	Failure to pay principal of any Note when due at maturity, or failure to pay redemption price when due;
■	Failure to pay interest or liquidated damages, if any, on any Note when due and that default continues for 30 days or more;
■	Failure to pay make-whole premium, if any, when due and payable
■	Failure to comply with or observe any other covenant or warranty in the Notes and that failure continues for 30 days or more after written notice;
■	Failure to convert Notes into shares of common stock upon exercise of a holder’s conversion right and that default continues for 10 days or more;
■	Failure to provide a notice of a Fundamental Change in accordance with the the Notes;
■	Default by Issuer or subsidiaries with respect to any indebtedness for borrowed money that results in acceleration of such indebtedness in an amount in excess of $8 million without this indebtedness being discharged or the acceleration being rescinded or annulled for 30 days after notice is given (provided that if such acceleration is later rescinded or annulled, then the event of default under the Notes will be cured);
■	The rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its subsidiaries in excess of $8 million which remains unstayed, undischarged or unbounded for a period of 60 days; and
■	Certain events of bankruptcy, insolvency or reorganization involving Issuer or its subsidiaries.

Format:	4(2) private placement structured to preserve 144A eligibility.

Registration Rights:

Issuer will file a registration statement under the Securities Act of 1933 relating to the common stock issued or issuable upon conversion of the Notes. If the registration statement is not effective within 180 days of issuance, Issuer will be required to pay compensation in the form of additional interest on the Notes of 0.50% per annum until the sooner of registration effectiveness or Maturity.

Use of Proceeds:	Issuer expects to use the net proceeds from this offering for general corporate purposes, including the retirement of existing debt.

Lockup:

Issuer has entered into a lockup agreement under which they agree not to offer or sell any shares of Issuer common stock or similar securities for a period of 90 days from issuance without prior written consent of a majority of Holders. Existing 10b5-1 plans and employee stock purchase plans are not subject to the lockup agreement. Issuer has also agreed to use best efforts to prevent executive officer and directors to from selling Issuer common stock or similar securities in excess of [500,000] shares in aggregate for a period of 90 days from issuance without prior written consent of Holders.

Holder Participation Right:

If the Issuer offers any privately placed equity securities or securities exercisable of convertible into equity securities prior to the first anniversary of the Issuance Date, the Issuer shall first offer such securities to investors who may purchase the Notes on a pro rata basis. Pro rata allocations offered will be determined based on Issuer common stock outstanding using if converted accounting for the Notes.

Global notes representation:

The Notes will be represented by one of more global Notes, deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global Notes will be shown on, and any transfers will be effected only through, records maintained by DTC and its participants

Reimbursement of Expenses:

Issuer shall reimburse holders in the Notes for their actual out-of-pocket expenses incurred in connection with the negotiation, due diligence and documentation of the Notes in an amount not to exceed $100,000 in the aggregate.

Non Reliance:

Holders of the Notes will acknowledge in writing that they are either Accredited Investor or a Qualified Institutional Buyer and will conduct their own due diligence with respect to the Issuer and the Notes and they are not relying on a placement agent for information about the Issuer’s business, past performance, or future prospects.